Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACTS:

WASHINGTONFIRST BANKSHARES, INC.	ALLIANCE BANKSHARES CORPORATION
Shaza L. Andersen	William E. Doyle, Jr.
703.840.2420	703.814.7201

WASHINGTONFIRST AND ALLIANCE RECEIVE REGULATORY APPROVALS FOR MERGER

RESTON, VA and Chantilly, VA – November 19, 2012 – WashingtonFirst Bankshares, Inc. (OTCBB: WFBI) and Alliance Bankshares Corporation (NASDAQ: ABVA) announced that they have received all regulatory approvals from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Virginia State Corporation Commission required by the Agreement and Plan of Reorganization, dated as of May 3, 2012, by and between WashingtonFirst, Alliance and Alliance Bank Corporation, as amended, pursuant to which Alliance will merge with and into WashingtonFirst, with WashingtonFirst surviving the merger. The merger remains subject to the satisfaction of certain closing conditions, including, but not limited to, approval of the shareholders of each of WashingtonFirst and Alliance and the consummation of WashingtonFirst’s capital raising transaction. The shareholders of WashingtonFirst and Alliance are scheduled to vote on the merger at special meetings to be held on December 17, 2012 and December 19, 2012, respectively.

The reorganization agreement also provides for the merger of Alliance’s financial institution subsidiary, Alliance Bank Corporation, with and into WashingtonFirst’s financial institution subsidiary, WashingtonFirst Bank, with WashingtonFirst Bank being the surviving entity.

Subject to satisfaction of the remaining closing conditions, the merger of WashingtonFirst and Alliance is expected to close in December 2012.

Following the completion of the merger, the exchange agent will send a form letter of transmittal to Alliance shareholders containing instructions for use in effecting the surrender of their stock certificates in exchange for the merger consideration.

About the Companies:

WashingtonFirst Bankshares, Inc. is headquartered in Reston, Virginia and is the holding company for WashingtonFirst Bank, which commenced operations in 2004. WashingtonFirst Bank, which focuses on providing quality, tailored services to its customers, conducts a full service commercial banking operation through ten offices, with four located in Northern Virginia, three in Maryland and three in the District of Columbia. For more information about WFBI, please visit: www.wfbi.com.

Alliance Bankshares Corporation is the holding company for Alliance Bank, which commenced operations in 1998. Alliance Bank is headquartered in Chantilly, Virginia, and places special emphasis on serving the needs of individuals, small and medium size businesses and professional concerns in the greater Washington, D.C. metropolitan area through six offices located in Northern Virginia. For more information about Alliance, please visit: www.alliancebankva.com.

Cautionary Statements About Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of WashingtonFirst and Alliance as to future trends, plans, events, results of operations and policies and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about the expected closing date for the merger. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the respective managements of WashingtonFirst and Alliance as to judgments about the ability of the parties to successfully consummate the merger and other conditions which, by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the consummation of the merger, including the completion of a capital raising transaction by WashingtonFirst, may not be satisfied. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. WashingtonFirst and Alliance assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Additional Information Regarding the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WashingtonFirst has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, as amended (registration no. 333-183255), that includes a proxy statement of Alliance that also constitutes a proxy statement and a prospectus of WashingtonFirst. A definitive proxy statement and prospectus was first mailed to shareholders of WashingtonFirst and Alliance on or about November 13, 2012, and Alliance also plans to file other documents with the SEC regarding the

Merger. INVESTORS AND SECURITY HOLDERS OF WASHINGTONFIRST AND ALLIANCE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Certain of such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by WashingtonFirst will be available free of charge on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations” or by contacting WashingtonFirst’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. Copies of the documents filed with the SEC by Alliance will be available free of charge on Alliance’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Press Releases” or under the heading “Documents/SEC Filings.” You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WashingtonFirst, Alliance and their respective directors, executive officers, and certain other members of management and employees of WashingtonFirst, Alliance and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of Alliance in connection with the Merger. Information about the directors and executive officers of WashingtonFirst is set forth in WashingtonFirst’s proxy statement dated March 15, 2012 available on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations”. Information about the directors and executive officers of Alliance is set forth in an amendment on Form 10-K/A to Alliance’s Annual Report on Form 10-K filed with the SEC on April 30, 2012. Additional information regarding the interests of such participants are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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